UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 26, 2022
Date of Report (Date of earliest event reported)

Truist Financial Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 North Tryon Street
Charlotte,	North Carolina	28202
(Address of principal executive offices)		(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below, at the Annual Meeting of Shareholders of Truist Financial Corporation (the “Corporation”) held on April 26, 2022, the Corporation’s shareholders approved the Truist Financial Corporation 2022 Incentive Plan (the “2022 Incentive Plan”). A description of the material terms of the 2022 Incentive Plan is set forth under the heading “Proposal 4 - Approval of the Truist Financial Corporation 2022 Incentive Plan” in the Proxy Statement filed by the Corporation with the Securities and Exchange Commission on March 14, 2022, which description is hereby incorporated into this Item 5.02 by reference. The 2022 Incentive Plan is included as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.07    Submission of Matters to a Vote of Security Holders

Annual Meeting

On April 26, 2022, the Corporation held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 1,171,326,130 shares of the Corporation’s common stock were present or represented by proxy at the meeting. This represented approximately 88.14% of the Corporation’s 1,328,993,308 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The Corporation’s shareholders voted on six proposals and cast their votes as described below. The proposals are described in the Corporation’s 2022 Proxy Statement.

Proposal 1: Election of Directors

Each of the individuals named below was elected to serve as a director of the Corporation for a one-year term expiring at the 2023 Annual Meeting of Shareholders:

Name	Votes For	Votes Against	Abstentions
Jennifer S. Banner	982,640,108	39,121,673	2,403,005
K. David Boyer, Jr.	998,382,688	23,249,986	2,532,112
Agnes Bundy Scanlan	1,008,053,971	13,419,887	2,690,928
Anna R. Cablik	997,134,635	24,563,636	2,466,515
Dallas S. Clement	1,016,351,295	5,202,457	2,611,034
Paul D. Donahue	1,012,721,748	8,677,657	2,765,381
Patrick C. Graney III	1,013,316,810	8,144,329	2,703,647
Linnie M. Haynesworth	1,015,807,629	5,634,160	2,722,997
Kelly S. King	1,002,289,949	19,544,452	2,330,385
Easter A. Maynard	1,013,146,329	8,413,344	2,605,113
Donna S. Morea	964,076,999	57,608,531	2,479,256
Charles A. Patton	1,008,849,859	12,811,265	2,503,662
Nido R. Qubein	1,004,063,333	17,686,246	2,415,207
David M. Ratcliffe	977,539,685	39,599,272	7,025,829
William H. Rogers, Jr.	953,984,911	64,191,900	5,987,975
Frank P. Scruggs, Jr.	1,013,058,362	8,463,217	2,643,207
Christine Sears	1,016,808,935	4,907,274	2,448,577
Thomas E. Skains	975,881,324	45,558,544	2,724,918
Bruce L. Tanner	1,016,632,776	4,939,051	2,592,959
Thomas N. Thompson	991,310,876	30,345,245	2,508,665
Steven C. Voorhees	1,013,465,496	7,955,535	2,743,755

There were 147,161,344 broker non-votes for each director on this proposal.

Proposal 2: Ratification of External Auditor

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2022.

Votes For	Votes Against	Abstentions
1,140,575,596	28,658,356	2,092,178

There were no broker non-votes for this proposal.

Proposal 3: Advisory Vote Regarding Truist’s Executive Compensation Program

Shareholders approved the Corporation’s executive compensation program, as described in the Corporation’s 2022 Proxy Statement.

Votes For	Votes Against	Abstentions
957,379,076	60,481,929	6,303,781

There were 147,161,344 broker non-votes for this proposal.

Proposal 4: Truist Financial Corporation 2022 Incentive Plan

Shareholders approved the Truist Financial Corporation 2022 Incentive Plan.

Votes For	Votes Against	Abstentions
987,593,789	31,188,630	5,382,367

There were 147,161,344 broker non-votes for this proposal.

Proposal 5: Truist Financial Corporation 2022 Employee Stock Purchase Plan

Shareholders approved the Truist Financial Corporation 2022 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions
1,010,734,447	9,633,312	3,797,027

There were 147,161,344 broker non-votes for this proposal.

Proposal 6: Shareholder Proposal Regarding an Independent Chairman of the Board of Directors

Shareholders did not approve the proposal regarding an independent Chairman of the Board of Directors.

Votes For	Votes Against	Abstentions
340,536,558	676,813,621	6,814,607

There were 147,161,344 broker non-votes for this proposal.

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1	Truist Financial Corporation 2022 Incentive Plan, incorporated by reference to Annex B to the Corporation’s Definitive Proxy Statement filed on March 14, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: April 29, 2022